Exhibit 10.2

SECURITY AGREEMENT
by

WORLD OF JEANS & TOPS,
as a Borrower,

TILLY’S, INC.,
as a Guarantor,

THE OTHER BORROWERS AND GUARANTORS PARTY HERETO
FROM TIME TO TIME
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

Dated as of November 9, 2020

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TABLE OF CONTENTS

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SIGNATURES

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Page

EXHIBIT 1    Form of Securities Pledge Amendment
SCHEDULE I    Intercompany Notes
SCHEDULE II    Filings, Registrations and Recordings
SCHEDULE III    Pledged Interests

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SECURITY AGREEMENT
SECURITY AGREEMENT dated as of November 9, 2020 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Security Agreement”) made by (i) WORLD OF JEANS & TOPS, having an office at 11 Whatney, Irvine, California 92618, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE OTHER BORROWERS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Borrowers,” and together with the Lead Borrower, the “Borrowers”), and (iii) THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO (the “Original Guarantors”) AND THE OTHER GUARANTORS FROM TIME TO TIME PARTY HERETO BY EXECUTION OF A JOINDER AGREEMENT (the “Additional Guarantors,” and together with the Original Guarantors, the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at 125 High Street, 11th Floor, Boston, Massachusetts 02110, in its capacities as administrative agent and collateral agent for the Credit Parties (as defined in the Credit Agreement defined below), as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”).
R E C I T A L S:
A.    The Lead Borrower, Original Guarantors, the Agent, and the Lenders party thereto, among others, have, in connection with the execution and delivery of this Security Agreement, entered into that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
B.    The Original Guarantors have, pursuant to that certain Guaranty dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), among other things, unconditionally guaranteed the Guaranteed Obligations (as defined in the Guaranty).
C.    The Borrowers and the Guarantors will receive substantial benefits from the execution, delivery and performance of the Obligations and the Guaranteed Obligations and each is, therefore, willing to enter into this Security Agreement.
D.    This Security Agreement is given by each Grantor in favor of the Agent for the benefit of the Credit Parties to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).
E.    It is a condition to the obligations of the Lenders to make the Loans under the Credit Agreement and of the L/C Issuer to issue Letters of Credit under the Credit Agreement that each Grantor execute and deliver the applicable Loan Documents, including this Security Agreement.

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A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Agent hereby agree as follows:
ARTICLE I.

DEFINITIONS AND INTERPRETATION
SECTION i..Definitions.
(1)Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.
(2)Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
(3)The following terms shall have the following meanings:
“Additional Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Additional Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Agent” shall have the meaning assigned to such term in the Preamble hereof.
“Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
“Claims” shall mean any and all property taxes and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’, processors’, customs brokers’, freight forwarders’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.
“Collateral” shall have the meaning assigned to such term in SECTION 2.1 hereof.
“Contracts” shall mean, collectively, with respect to each Grantor, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Grantor and any other party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.

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“Control” shall mean (i) in the case of each DDA, “control,” as such term is defined in Section 9104 of the UCC, and (ii) in the case of any security entitlement, “control,” as such term is defined in Section 8106 of the UCC.
“Control Agreements” shall mean, collectively, the Blocked Account Agreements and the Securities Account Control Agreements.
“Copyrights” shall mean, collectively, with respect to each Grantor, all copyrights (whether statutory or common Law, whether established or registered in the United States or any other country or any political subdivision thereof whether registered or unregistered and whether published or unpublished) and all copyright registrations and applications made by such Grantor, in each case, whether now owned or hereafter created or acquired by or assigned to such Grantor, including, without limitation, the registrations and applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of such copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.
“Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
“Distributions” shall mean, collectively, with respect to each Grantor, all Restricted Payments from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Interests or Intercompany Notes.
“Excluded Property” shall mean the following:
1.any license, permit or lease held by any Grantor (i) if the grant of such a security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or result in such Grantor’s loss of use of such asset or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity) or (ii) to the extent that applicable Law prohibits the creation of a security interest therein or thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including any Debtor Relief Law) or principles of equity); and
2.any Intellectual Property Collateral consisting of intent-to-use trademark applications, for which the creation by a Grantor of a security interest therein is prohibited without the consent of third party or by applicable Law;

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provided, however, that in each case described in clauses (a) and (b) above, such property shall constitute “Excluded Property” only to the extent and for so long as such license, permit, lease or applicable Law validly prohibits the creation of a Lien on such property in favor of the Agent and, upon the termination of such prohibition (howsoever occurring), such property shall cease to constitute “Excluded Property”; provided further, that “Excluded Property” shall not include the right to receive any proceeds arising therefrom, the right to receive any payment of money (including, without limitation, General Intangibles) or any other rights referred to in Sections 9406(f), 9407(a) or 9408(a) of the UCC or any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property). “General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of such Grantor and, in any event, shall include, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all insurance policies and Contracts, (ii) all know-how and warranties relating to any of the Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other Person and the benefits of any and all collateral or other security given by any other Person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Collateral, (v) all lists, books, records, correspondence, ledgers, print-outs, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Collateral, including, without limitation, all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) now or hereafter acquired or held by such Grantor pertaining to operations now or hereafter conducted by such Grantor or any of the Collateral including, without limitation, building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, (vii) all Payment Intangibles and all rights to payment of such Grantor from other Persons (including in respect of Indebtedness owing to such Grantor by other Persons), and (viii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims to the extent the foregoing relate to any Collateral and claims for tax or other refunds against any Governmental Authority relating to any Collateral.
“Goodwill” shall mean, collectively, with respect to each Grantor, the goodwill connected with such Grantor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any other Intellectual Property Collateral in which such Grantor has any interest, (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person, pricing and cost information, business and

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marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill and (iii) all product lines of such Grantor’s business.
“Grantor” shall have the meaning assigned to such term in the Preamble hereof.
“Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Guaranty” shall have the meaning assigned to such term in Recital B hereof.
“Information Certificate” shall mean that certain information certificate dated as of the date hereof, executed and delivered by each Grantor in favor of the Agent for the benefit of the Credit Parties, and each other Information Certificate (which shall be in form and substance reasonably acceptable to the Agent) executed and delivered by the applicable Grantor in favor of the Agent for the benefit of the Credit Parties contemporaneously with the execution and delivery of a joinder agreement executed in accordance with Section 6.12 of the Credit Agreement, in each case, as the same may be amended, amended and restated, restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
“Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.
“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9 of the UCC, and shall include, without limitation, all promissory notes (including the Intercompany Notes), drafts, bills of exchange or acceptances.
“Intercompany Notes” shall mean, with respect to each Grantor, all intercompany notes payable to a Loan Party and described on Schedule I hereto and each intercompany note hereafter acquired by such Grantor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent not prohibited by the terms of the Loan Documents.
“Lead Borrower” shall have the meaning assigned to such term in the Preamble hereof.
“Letters of Credit” unless the context otherwise requires, shall have the meaning given to such term in the UCC.
“Licenses” shall mean, collectively, with respect to each Grantor, all license and distribution agreements with any other Person with respect to any Patent, Trademark or Copyright or any other patent, trademark or copyright, whether such Grantor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future

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infringements or violations thereof and (iv) other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patent, trademark or copyright.
“Original Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
“Patents” shall mean, collectively, with respect to each Grantor, all patents issued or assigned to and all patent applications made by such Grantor (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), including, without limitation, those patents, patent applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
“Pledged Interests” shall mean, collectively, with respect to each Grantor, all Equity Interests in any issuer now existing or hereafter acquired or formed, including, without limitation, all Equity Interests of such issuer described in Schedule III hereof and all Equity Interests in any successor corporation or interests or certificates of any successor limited liability company, partnership or other entity owned by such Grantor formed by or resulting from any consolidation or merger in which any Person listed in Section I of the Information Certificate is not the surviving entity, together with all rights, privileges, authority and powers of such Grantor relating to such Equity Interests issued by any such issuer or any such successor Person under the Organization Documents of any such issuer or any such successor Person, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Grantor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Grantor in any manner, and all other Investment Property owned by such Grantor.
“Secured Obligations” shall mean the Obligations (as defined in the Credit Agreement) and the Guaranteed Obligations; provided, however, that Other Liabilities shall be Secured Obligations solely to the extent that there is sufficient Collateral following satisfaction of the Obligations described in clause (a) of the definition of Obligations.
“Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agent with respect to any Securities Account of a Grantor.
“Securities Act” means the Securities Exchange Act of 1933, as amended and the applicable regulations promulgated by the Securities and Exchange Commission pursuant to such Act.

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“Securities Collateral” shall mean, collectively, the Pledged Interests, the Intercompany Notes and the Distributions.
“Security Agreement” shall have the meaning assigned to such term in the Preamble hereof.
“Trademarks” shall mean, collectively, with respect to each Grantor, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Grantor and all registrations and applications for the foregoing (whether statutory or common Law and whether established or registered in the United States or any other country or any political subdivision thereof), including, without limitation, the registrations and applications listed in Section III of the Information Certificate, together with any and all (i) rights and privileges arising under applicable Law with respect to such Grantor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
a.Interpretation
. The rules of interpretation specified in Article I of the Credit Agreement shall be applicable to this Security Agreement.
b.Information Certificate
. The Grantors have executed and delivered the Information Certificate to the Agent. The Agent and each Grantor agree that the Information Certificate, and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Security Agreement.
ARTICLE II.

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GRANT OF SECURITY AND SECURED OBLIGATIONS
c.Pledge; Grant of Security Interest
. As collateral security for the payment and performance in full of all the Secured Obligations, each Grantor hereby pledges and grants to the Agent for its benefit and for the benefit of the other Credit Parties, a Lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under all personal property and interests in such personal property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”), including, without limitation:
i.all Accounts;
ii.all Goods, including Equipment, Inventory and Fixtures;
iii.all Documents (including, if applicable, electronic Documents), Instruments and Chattel Paper (whether tangible or electronic);
iv.all Letters of Credit and Letter-of-Credit Rights;
v.all Securities Collateral;
vi.all Investment Property;
vii.all Intellectual Property Collateral;
viii.all Commercial Tort Claims, including, without limitation, those described in Section IV of the Information Certificate;
ix.all General Intangibles;
x.all Deposit Accounts and Securities Accounts;
xi.all Supporting Obligations;
xii.all books and records relating to the Collateral; and
xiii.to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Grantor, whether tangible or intangible and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.
Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property, and the Grantors shall from time to time at the reasonable request of the Agent give written notice to the Agent identifying in reasonable detail

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the Excluded Property and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request.
d.Secured Obligations
. This Security Agreement secures, and the Collateral is collateral security for, the payment and performance in full when due of the Secured Obligations.
e.Security Interest
. Each Grantor hereby irrevocably authorizes the Agent at any time and from time to time to authenticate and file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including, without limitation, (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) a description of the Collateral as “all assets of the Grantor, wherever located, whether now owned or hereafter acquired” and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates.
i.Each Grantor agrees to provide all information described in the immediately preceding sentence to the Agent promptly upon request.
ii.Each Grantor hereby ratifies its prior authorization for the Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Collateral if filed prior to the date hereof.
iii.Each Grantor hereby further authorizes the Agent to file filings with the United States Patent and Trademark Office and United States Copyright Office (or any successor office or any similar office in any other country) or other necessary documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder in any Intellectual Property Collateral, without the signature of such Grantor, and naming such Grantor, as debtor, and the Agent, as secured party.
ARTICLE III.

PERFECTION; SUPPLEMENTS;
FURTHER ASSURANCES; USE OF COLLATERAL
f.Delivery of Certificated Securities Collateral
. Each Grantor represents and warrants that all certificates representing or evidencing the Securities Collateral in existence on the date hereof have been delivered to the Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Agent has a perfected first priority security interest therein,

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subject only to Permitted Encumbrances. Each Grantor hereby agrees that all certificates representing or evidencing Securities Collateral acquired by such Grantor after the date hereof, shall promptly (and in any event within three (3) Business Days) upon receipt thereof by such Grantor be delivered to and held by or on behalf of the Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Agent shall have the right at any time upon the occurrence and during the continuance of any Event of Default with written notice to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations, accompanied by instruments of transfer or assignment and letters of direction duly executed in blank.
g.Perfection of Uncertificated Securities Collateral
. Each Grantor represents and warrants that upon the filing of the financing statements in accordance with Section 3.3 hereof, the Agent shall have a perfected first priority security interest in all uncertificated Pledged Interests pledged by it hereunder that is in existence on the date hereof, subject only to Permitted Encumbrances, and that except as expressly provided in the applicable Organization Documents do not require the consent of the other shareholders, members, partners or other Persons to permit the Agent or its designees to be substituted for the applicable Grantor as a shareholder, member, partner or other equity owner, as applicable, thereto. Each Grantor hereby agrees that if any of the Pledged Interests are at any time not evidenced by certificates of ownership, then each applicable Grantor shall, to the extent permitted by applicable Law and upon the request of the Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary or reasonably requested to complete the pledge, and shall otherwise comply with the provisions of SECTION 5.1 hereof, and give the Agent the right to transfer such Pledged Interests under the terms hereof. and provide to the Agent an opinion of counsel, in form and substance reasonably satisfactory to the Agent, confirming such pledge and perfection thereof. Each Grantor hereby represents and warrants that no uncertificated Pledged Interests is a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests. Each Grantor agrees that it shall not opt to have any uncertificated Pledged Interests be treated as a “security” for purposes of Article 8 of the UCC of the jurisdiction of organization of the issuer of such Pledged Interests.
h.Financing Statements and Other Filings; Maintenance of Perfected Security Interest
. Each Grantor represents and warrants that the only filings, registrations and recordings necessary and appropriate to create, preserve, protect, publish notice of and perfect the security interest granted by each Grantor to the Agent (for the benefit of the Credit Parties) pursuant to

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this Security Agreement in respect of the Collateral are listed on Schedule II hereto. Each Grantor represents and warrants that all such filings, registrations and recordings have been delivered to the Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule II, in each case to the extent the Collateral consists of the type of property in which a security interest may be perfected by filing such financing statement under the UCC as enacted in any relevant jurisdiction or by filing any applicable intellectual property filing in the United States Patent and Trademark Office or in the United States Copyright Office. Each Grantor agrees that at the sole cost and expense of the Grantors, (i) such Grantor will maintain the security interest created by this Security Agreement in the Collateral as a perfected first priority security interest and shall defend such security interest against the claims and demands of all Persons (other than with respect to Permitted Encumbrances), (ii) such Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may request, all in reasonable detail and (iii) at any time and from time to time, upon the written request of the Agent, such Grantor shall promptly and duly execute and deliver, and file and have recorded, such further instruments and documents and take such further action as the Agent may reasonably request, including the filing of any financing statements, continuation statements and other documents (including this Security Agreement) under the UCC (or other applicable Laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, to the extent required under the Loan Documents, all in form reasonably satisfactory to the Agent and in such offices (including, without limitation, the United States Patent and Trademark Office and the United States Copyright Office) wherever required by applicable Law in each case to perfect, continue and maintain a valid, enforceable, first priority security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against the Grantors and third parties (other than with respect to Permitted Encumbrances), with respect to the Collateral.
i.Other Actions
. In order to further evidence the attachment, perfection and priority of, and the ability of the Agent to enforce, the Agent’s security interest in the Collateral, each Grantor represents, warrants and agrees, in each case at such Grantor’s own expense, with respect to the following Collateral that:
3.Instruments and Tangible Chattel Paper. As of the date hereof (i) no amount payable under or in connection with any of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Tangible Chattel Paper in excess of $1,000,000 (or $2,000,000 in the aggregate) other than such Instruments and Tangible Chattel Paper listed in Section II. D. of the Information Certificate and (ii) each Instrument and each item of Tangible Chattel Paper listed in Section II. D. of the Information Certificate, to the extent requested by the Agent, has been properly endorsed, assigned and delivered to the Agent, accompanied by instruments of transfer or assignment duly executed in blank. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument

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(other than checks in the ordinary course of business) or Tangible Chattel Paper in excess of $1,000,000 (or $2,000,000 in the aggregate), the Grantor acquiring such Instrument or Tangible Chattel Paper shall forthwith (in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may reasonably request from time to time.
4.Investment Property. As of the date hereof (1) it has no Securities Accounts other than those listed in Section II.B. of the Information Certificate, (2) it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Pledged Interests with respect to which the Agent has a perfected first priority security interest in such Pledged Interests, subject only to Permitted Encumbrances, and (3) it has entered into a duly authorized, executed and delivered Securities Account Control Agreement with respect to each Securities Account listed in Section II.B. of the Information Certificate pursuant to which the Agent has a perfected first priority security interest in such Securities Accounts by Control.
xiv.If any Grantor shall at any time hold or acquire any certificated Securities, such Grantor shall promptly (in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) (a) notify the Agent thereof and endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Agent or (b) deliver such Securities into a Securities Account with respect to which a Securities Account Control Agreement is in effect in favor of the Agent. If any Securities now or hereafter acquired by any Grantor, are uncertificated, such Grantor shall promptly notify the Agent thereof and pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (a) grant Control to the Agent and cause the issuer to agree to comply with instructions from the Agent as to such Securities, without further consent of any Grantor or such nominee, (b) cause a security entitlement with respect to such uncertificated security to be held in a Securities Account with respect to which the Agent has Control or (c) arrange for the Agent to become the registered owner of the Securities. Grantor shall not hereafter establish and maintain any Securities Account with any Securities Intermediary unless (1) the applicable Grantor shall have given the Agent ten (10) Business Days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary, (2) such Securities Intermediary shall be reasonably acceptable to the Agent and (3) such Securities Intermediary and such Grantor shall have duly executed and delivered a Control Agreement with respect to such Securities Account. Each Grantor shall accept any cash and Investment Property which are proceeds of the Pledged Interests in trust for the benefit of the Agent and promptly upon receipt thereof, deposit any cash received by it into an account with respect to which the Agent has Control, or with respect to any Investment Property or additional Securities, take such actions as required above with respect to such Securities. No Grantor shall grant Control over any Pledged Interests to any Person other than the Agent.

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xv.As between the Agent and the Grantors, the Grantors shall bear the investment risk with respect to the Investment Property and Pledged Interests, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Interests, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Agent, a Securities Intermediary, any Grantor or any other Person; provided, however, that nothing contained in this SECTION 3.4(b) shall release or relieve any Securities Intermediary of its duties and obligations to the Grantors or any other Person under any Control Agreement or under applicable Law. Except to the extent being contested in compliance with Section 6.04 of the Credit Agreement, each Grantor shall promptly pay all Claims and fees of whatever kind or nature with respect to the Pledged Interests. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence, the Agent may do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Agent for all costs and expenses incurred by the Agent under this SECTION 3.4(b) and under SECTION 9.3 hereof.
5.Electronic Chattel Paper and Transferable Records. As of the date hereof no amount payable under or in connection with any of the Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) with a value in excess of $1,000,000 (or $2,000,000 in the aggregate). If any amount payable under or in connection with any of the Collateral with a value in excess of $1,000,000 (or $2,000,000 in the aggregate) shall be evidenced by any Electronic Chattel Paper or any transferable record, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly (in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) notify the Agent thereof and shall take such action as the Agent may reasonably request to vest in the Agent control under UCC Section 9105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act of Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
6.Letter-of-Credit Rights. If such Grantor is at any time a beneficiary under a Letter of Credit in an amount in excess of $1,000,000 (or $2,000,000 in the aggregate) now or hereafter issued in favor of such Grantor, (which, for the avoidance of doubt, shall

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not include any Letter of Credit issued pursuant to the Credit Agreement), such Grantor shall promptly (in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) notify the Agent thereof and such Grantor shall, at the request of the Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Agent of, and to pay to the Agent, the proceeds of, any drawing under the Letter of Credit or (ii) arrange for the Agent to become the beneficiary of such Letter of Credit, with the Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement.
7.Commercial Tort Claims. As of the date hereof it holds no Commercial Tort Claims with a reasonably estimated value in excess of $1,000,000 (or $2,000,000 in the aggregate)and for which a claim has been made in a court of competent jurisdiction other than those listed in Section IV of the Information Certificate. If any Grantor shall at any time hold or acquire and file in a court of competent jurisdiction a Commercial Tort Claim in an amount (measured by the reasonably estimated value thereof) of $1,000,000 (or $2,000,000 in the aggregate) or more, such Grantor shall promptly (in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) notify the Agent in writing signed by such Grantor of the brief details thereof and grant to the Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Security Agreement, with such writing to be in form and substance reasonably satisfactory to the Agent.
j.Supplements; Further Assurances
. Each Grantor shall take such further actions, and execute and deliver to the Agent such additional assignments, agreements, supplements, powers and instruments, as the Agent may in its reasonable judgment deem necessary or appropriate, wherever required by Law, in order to perfect, preserve and protect the security interest in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm unto the Agent or permit the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Agent from time to time upon reasonable request such lists, descriptions and designations of the Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, the Agent may institute and maintain, in its own name or in the name of any Grantor, such suits and proceedings as the Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be subject to Section 10.04 of the Credit Agreement. The Grantors and the Agent acknowledge that this Security Agreement is intended to grant to the Agent for the benefit of the Credit Parties a

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security interest in and Lien upon the Collateral and shall not constitute or create a present assignment of any of the Collateral.
ARTICLE IV.

REPRESENTATIONS, WARRANTIES AND COVENANTS
In addition to, and without limitation of, each of the representations, warranties and covenants set forth in the Credit Agreement and the other Loan Documents, each Grantor represents, warrants and covenants as follows:
k.Title
. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Agent pursuant to this Security Agreement or as are permitted by the Credit Agreement. No Person other than the Agent has Control or possession of all or any part of the Collateral except as permitted by the Credit Agreement.
l.Limitation on Liens; Defense of Claims; Transferability of Collateral
. Each Grantor is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, such Grantor will be, the sole direct and beneficial owner of all Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person other than the Liens and security interest created by this Security Agreement and Permitted Encumbrances. Each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Agent and the priority thereof against all Claims and demands of all Persons, at its own cost and expense, at any time claiming any interest therein adverse to the Agent or any other Credit Party other than (i) with respect to Claims or demands regarding priority of Liens, Permitted Encumbrances having priority by operation of law, and (ii) with respect to all other Claims and demands, Permitted Encumbrances. There is no agreement, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral except as permitted pursuant to the Credit Agreement or otherwise impair or conflict with such Grantors’ obligations or the rights of the Agent hereunder.
m.Location of Inventory and Equipment
. As of the Closing Date, all Equipment and Inventory (and all books and records related thereto) of such Grantor is located at the chief executive office or such other location listed in Schedule 5.08(b)(1) and Schedule 5.08(b)(2) to the Credit Agreement.
n.Due Authorization and Issuance
. All of the Pledged Interests have been, and to the extent any Pledged Interests are hereafter issued, such shares or other equity interests will be, upon such issuance, duly

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authorized, validly issued and, to the extent applicable, fully paid and non-assessable. All of the Pledged Interests have been fully paid for, and there is no amount or other obligation owing by any Grantor to any issuer of the Pledged Interests in exchange for or in connection with the issuance of the Pledged Interests or any Grantor’s status as a partner or a member of any issuer of the Pledged Interests.
o.No Conflicts, Consents, etc
. No consent of any party (including, without limitation, equity holders or creditors of such Grantor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or other Person is required (A) for the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Security Agreement or for the execution, delivery or performance hereof by such Grantor, (B) for the exercise by the Agent of the voting or other rights provided for in this Security Agreement or (C) for the exercise by the Agent of the remedies in respect of the Collateral pursuant to this Security Agreement except, in each case, (x) for such consents which have been obtained prior to the date hereof, (y) such consents or approvals of any Governmental Authority in connection with a disposition of Collateral in compliance with applicable securities laws or (z) any consents required pursuant to documents on agreements related to such collateral and permitted pursuant to Section 7.10 of the Credit Agreement. Following the occurrence and during the continuance of an Event of Default, if the Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Security Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Agent, such Grantor agrees to use commercially reasonable efforts to assist and aid the Agent to obtain as soon as commercially practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
p.Collateral
. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Credit Party in connection with this Security Agreement, the Information Certificate or in any other Loan Document, in each case, relating to the Collateral, is accurate and complete in all material respects.
q.Insurance
. Such Grantor shall maintain or shall cause to be maintained such insurance as is required pursuant to Section 6.07 of the Credit Agreement, (ii) maintain such other insurance as may be required by applicable Law, and (iii) furnish to the Agent, upon written request, full information as to the insurance carried. Each Grantor hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable only after the occurrence and during the continuance of a Cash Dominion Event, for the purpose of making, settling and adjusting claims in respect of the Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such

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policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or in part relating thereto and within five (5) Business Days after the Agent has requested that it do so, the Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Agent deems advisable. All sums disbursed by the Agent in connection with this SECTION 4.7, including reasonable and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Agent and shall be additional Secured Obligations secured hereby.
ARTICLE V.

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
r.Pledge of Additional Securities Collateral
. Each Grantor shall, upon obtaining any Pledged Interests or Intercompany Notes of any Person required to be pledged hereunder, accept the same in trust for the benefit of the Agent and forthwith (and in any event within 30 days of its acquisition or such longer period as the Agent may reasonably agree) deliver to the Agent a pledge amendment, duly executed by such Grantor, in substantially the form of Exhibit 1 annexed hereto (each, a “Pledge Amendment”), and the certificates and other documents required under SECTION 3.1 and SECTION 3.2 hereof in respect of the additional Pledged Interests or Intercompany Notes which are to be pledged pursuant to this Security Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Interests or Intercompany Notes. Each Grantor hereby authorizes the Agent to attach each Pledge Amendment to this Security Agreement and agrees that all Pledged Interests or Intercompany Notes listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder be considered Collateral.
s.Voting Rights; Distributions; etc.
a.So long as no Event of Default shall have occurred and be continuing, each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other Loan Document evidencing the Secured Obligations. The Agent shall be deemed without further action or formality to have granted to each Grantor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such instruments as such Grantor may reasonably request in order to permit such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to this SECTION 5.2(i).
b.Upon the occurrence and during the continuance of any Event of Default, all rights of each Grantor to exercise the voting and other consensual rights it would otherwise be

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entitled to exercise pursuant to SECTION 5.2(i) shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; provided that the Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default to permit such Grantor to exercise such rights under SECTION 5.2(i). After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to SECTION 5.2(i) hereof.
c.So long as no Cash Dominion Event shall have occurred and be continuing, each Grantor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with, and to the extent permitted by, the provisions of the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Agent to hold as Collateral and shall, if received by any Grantor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). The Agent shall, if necessary, upon written request of any Grantor and at the sole cost and expense of the Grantors, from time to time execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies, powers of attorney and other instruments as such Grantor may reasonably request in order to permit such Grantor to receive the Distributions which it is authorized to receive and retain pursuant to this SECTION 5.2(iii).
d.Upon the occurrence and during the continuance of any Cash Dominion Event, all rights of each Grantor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to SECTION 5.2(iii) hereof shall cease and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Collateral such Distributions. After such Cash Dominion Event is no longer continuing, each Grantor shall have the right to receive the Distributions which it would be authorized to receive and retain pursuant to SECTION 5.2(iii).
e.Each Grantor shall, at its sole cost and expense, from time to time execute and deliver to the Agent appropriate instruments as the Agent may reasonably request in order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to SECTION 5.2(ii) hereof and to receive all Distributions which it may be entitled to receive under SECTION 5.2(iv) hereof.
f.All Distributions which are received by any Grantor contrary to the provisions of SECTION 5.2(iii) hereof shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and shall immediately be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsement).

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t.Organization Documents.
Each Grantor has delivered to the Agent true, correct and complete copies of its Organization Documents. The Organization Documents are in full force and effect. No Grantor will terminate or agree to terminate any Organization Documents or make any amendment or modification to any Organization Documents which may have a Material Adverse Effect including electing Grantor to treat any Pledged Interests of such Grantor as a security under Section 8103 of the UCC.
u.Defaults, Etc
. Such Grantor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Grantor is a party relating to the Pledged Interests pledged by it, and such Grantor is not in violation in any material respect of any other provisions of any such agreement to which such Grantor is a party, or otherwise in default or violation in any material respect thereunder. No Securities Collateral pledged by such Grantor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Grantor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents, certificates, instruments or other documents, if any, delivered to the Agent) which evidence any Pledged Interests of such Grantor.
v.Certain Agreements of Grantors As Issuers and Holders of Equity Interests.
g.In the case of each Grantor which is an issuer of Securities Collateral, such Grantor agrees to be bound by the terms of this Security Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
h.In the case of each Grantor which is a partner in a partnership, limited liability company or other entity, such Grantor hereby consents to the extent required by the applicable Organization Documents to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Interests in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Interests to the Agent or its nominee and to the substitution of the Agent or its nominee as a substituted partner or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner or a limited partner or member, as the case may be.
ARTICLE VI.

CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
w.Grant of License

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. Without limiting the rights of the Agent as the holder of a Lien on the Intellectual Property Collateral, for the purpose of enabling the Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article VIII hereof at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Agent, to the extent assignable, an irrevocable, non-exclusive, license (exercisable without payment of royalty, rent or other compensation to such Grantor) to use, assign, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof (subject to any restrictions set forth in applicable Licenses).
x.Registrations
. Except pursuant to licenses and other user agreements entered into by any Grantor in the ordinary course of business, on and as of the date hereof (i) each Grantor owns and possesses the right to use, and has done nothing to authorize or enable any other Person to use, any material Copyright, Patent or Trademark listed in Section III of the Information Certificate, and (ii) to each Grantor's knowledge, all registrations listed in Section III of the Information Certificate are valid and in full force and effect.
y.No Violations or Proceedings
. To each Grantor’s knowledge, on and as of the date hereof, there is no material violation by others of any right of such Grantor with respect to any Copyright, Patent or Trademark listed in Section III of the Information Certificate, respectively, pledged by it under the name of such Grantor.
z.Protection of Agent’s Security
. On a continuing basis, each Grantor shall, at its sole cost and expense, (i) promptly following its becoming aware thereof, notify the Agent of (A) any materially adverse determination in any proceeding or any adverse determination in the United States Patent and Trademark Office or the United States Copyright Office with respect to any Patent, Trademark or Copyright necessary for the conduct of business of such Grantor or (B) the institution of any proceeding in any federal, state or local court or administrative body regarding such Grantor’s claim of ownership in or right to use any of the Intellectual Property Collateral material to the use and operation of the Collateral, its right to register such Intellectual Property Collateral or its right to keep and maintain such registration in full force and effect, in each case, to the extent such proceeding if decided adversely to the applicable Grantor, could reasonably be expected to result in a Material Adverse Effect, (ii) consistent with past practices, maintain and protect the Intellectual Property Collateral owned by such Grantor and necessary for the conduct of business of such Grantor, (iii) not permit to lapse or become abandoned any Intellectual Property Collateral owned by such Grantor and necessary for the conduct of business of such Grantor, and not settle or compromise any pending or future litigation or administrative proceeding with respect to such Intellectual Property Collateral, in each case except as shall be consistent with

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commercially reasonable business judgment and, if any Event of Default has occurred and is continuing, with the prior approval of the Agent (such approval not to be unreasonably withheld), (iv) upon such Grantor’s obtaining actual knowledge thereof, promptly notify the Agent in writing of any event which may be reasonably expected to materially and adversely affect the value or utility of the Intellectual Property Collateral or any portion thereof material to the use and operation of the Collateral, the ability of such Grantor or the Agent to dispose of such material Intellectual Property Collateral or any portion thereof or the rights and remedies of the Agent in relation thereto including, without limitation, a levy or threat of levy or any legal process against such material Intellectual Property Collateral or any portion thereof, (v) not license such material Intellectual Property Collateral other than licenses entered into by such Grantor in, or incidental to, the ordinary course of business, or amend or permit the amendment of any of the material licenses in a manner that materially and adversely affects the right to receive payments thereunder, or in any manner that would materially impair the value of such material Intellectual Property Collateral or the Lien on and security interest in the Intellectual Property Collateral intended to be granted to the Agent for the benefit of the Credit Parties, without the consent of the Agent (such consent not to be unreasonably withheld or delayed), (vi) until the Agent exercises its rights, if any, to make collection, keep reasonably adequate records respecting such Intellectual Property Collateral and (vii) furnish to the Agent from time to time upon the Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing such Intellectual Property Collateral and such other materials evidencing or reports pertaining to the Intellectual Property Collateral as the Agent may from time to time reasonably request. Notwithstanding the foregoing, nothing herein shall prevent any Grantor from selling, disposing of or otherwise using any Intellectual Property Collateral as permitted under the Credit Agreement.
aa.After-Acquired Property
. If any Grantor shall, at any time before this Security Agreement shall have been terminated in accordance with SECTION 9.5(a), (i) obtain any rights to any additional Intellectual Property Collateral or (ii) become entitled to the benefit of any additional Intellectual Property Collateral or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this SECTION 6.5 with respect to such Grantor shall automatically constitute Collateral if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Security Agreement without further action by any party. With respect to any federally registered Intellectual Property Collateral owned by any Grantor, such Grantor shall promptly (a) provide to the Agent written notice of any of the foregoing and (b) if requested by Agent, confirm the attachment of the Lien and security interest created by this Security Agreement to any rights described in clauses (i) and (ii) of the immediately preceding sentence of this SECTION 6.5 by execution of an instrument in form reasonably acceptable to the Agent.

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ab.Modifications.
Each Grantor authorizes the Agent to modify this Security Agreement by amending Section III of the Information Certificate to include any Intellectual Property Collateral acquired or arising after the date hereof owned by such Grantor including, without limitation, any of the items listed in SECTION 6.5 hereof.
ac.Litigation.
Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Agent shall have the non-exclusive right but shall in no way be obligated to, upon prior notice to the Grantors, file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Grantor, the Agent or the other Credit Parties to enforce any Intellectual Property Collateral and any license thereunder. In the event of such suit, each Grantor shall, at the reasonable request of the Agent, do any and all lawful acts and execute any and all documents requested by the Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Agent, as the case may be, for all costs and expenses incurred by the Agent in the exercise of its rights under this SECTION 6.7 in accordance with SECTION 9.3 hereof. In the event that the Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Grantor agrees, at the request of the Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by others and for that purpose agrees to diligently maintain any suit, proceeding or other action against any Person so infringing necessary to prevent such infringement..
ad.Third Party Consents.
Each Grantor shall use commercially reasonable efforts to obtain the consent of third parties to the extent such consent is necessary to create a valid, perfected security interest in favor of the Agent in any Intellectual Property Collateral.
ARTICLE VII.

CERTAIN PROVISIONS CONCERNING CREDIT CARD RECEIVABLES
ae.Special Representations and Warranties
. As of the time when any of its Credit Card Receivables is included in the Borrowing Base as an Eligible Credit Card Receivable, each Grantor shall be deemed to have represented and warranted that such Credit Card Receivable, and all records, papers and documents relating

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thereto (i) are genuine and correct and in all material respects what they purport to be, (ii) represent the legal, valid and binding obligation of the account debtor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan, and (iii) are in all material respects in compliance and conform with all applicable federal, state and local Laws and applicable Laws of any relevant foreign jurisdiction.
af.Maintenance of Records
. Each Grantor shall keep and maintain at its own cost and expense complete records of each Credit Card Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of all Credit Card Receivables, including, without limitation, all documents evidencing such Credit Card Receivables and any books and records relating thereto to the Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Credit Card Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Credit Card Receivables or the Agent’s security interest therein in accordance with applicable Law without the consent of any Grantor.
ag.Modification of Terms, Etc.
No Grantor shall rescind or cancel any indebtedness evidenced by any Credit Card Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Credit Card Receivable or interest therein except in the ordinary course of business consistent with prudent business practice or in accordance with the Credit Agreement without the prior written consent of the Agent.

ARTICLE VIII.
REMEDIES
ah.Remedies

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. Upon the occurrence and during the continuance of any Event of Default the Agent may, or, at the request of the Required Lenders, shall, from time to time in respect of the Collateral, in addition to the other rights and remedies provided for herein, in the other Loan Documents, under applicable Law or otherwise available to it:
xvi.Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may, enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;
xvii.Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, without limitation, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Agent and shall promptly pay such amounts to the Agent;
xviii.Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;
xix.Take possession of the Collateral or any part thereof, by directing any Grantor in writing to deliver the same to the Agent at any place or places so designated by the Agent, in which event such Grantor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Agent and therewith delivered to the Agent, (B) store and keep any Collateral so delivered to the Agent at such place or places pending further action by the Agent and (C) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Grantor’s obligation to deliver the Collateral as contemplated in this SECTION 8.1 is of the essence hereof. Upon application to a court of equity having jurisdiction, the Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;
xx.Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Secured Obligations as provided in Article VIII hereof;

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xxi.Retain and apply the Distributions to the Secured Obligations as provided in Article VIII hereof;
xxii.Exercise any and all rights as beneficial and legal owner of the Collateral, including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral; and
xxiii.Exercise all the rights and remedies of a secured party under the UCC, and the Agent may also in its sole discretion, without notice except as specified in SECTION 8.2 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Agent’s offices or elsewhere, as part of one or more going out of business sales in the Agent’s own right or by one or more agents and contractors, all as the Agent, in its sole discretion, may deem advisable, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem advisable.   The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Agent shall have the right to conduct such sales on any Grantor’s premises and shall have the right to use any Grantor’s premises without charge for such sales for such time or times as the Agent may see fit.  The Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. The Agent and/or any other Credit Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of all or any part of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. To the fullest extent permitted by Law, each Grantor hereby waives any claims against the Agent and the other Credit Parties rising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

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ai.Notice of Sale
. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of Collateral shall be required by applicable Law and unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Agent shall provide such Grantor such advance notice as may be practicable under the circumstances), ten (10) days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying (as permitted under applicable Law) any right to notification of sale or other intended disposition.
aj.Waiver of Notice and Claims
. Each Grantor hereby waives, to the fullest extent permitted by applicable Law, notice or judicial hearing in connection with the Agent’s taking possession or the Agent’s disposition of any of the Collateral pursuant to this Security Agreement or the Credit Agreement, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under applicable Law, and each Grantor hereby further waives, to the fullest extent permitted by applicable Law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law. The Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.
ak.Certain Sales of Collateral.
a.Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable Law, the Agent shall have no obligation to engage in public sales.

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b.Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities Laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities Laws, even if such issuer would agree to do so.
c.If the Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
d.Each Grantor further agrees that a breach of any of the covenants contained in this SECTION 8.4 will cause irreparable injury to the Agent and the other Credit Parties, that the Agent and the other Credit Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 8.4 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
al.No Waiver; Cumulative Remedies.
e.No failure on the part of the Agent to exercise, no course of dealing with respect to, and no delay on the part of the Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Law.
f.In the event that the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case, the Grantors, the Agent and each other Credit Party shall be restored to their respective former positions and rights

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hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent and the other Credit Parties shall continue as if no such proceeding had been instituted.
am.Certain Additional Actions Regarding Intellectual Property Collateral
. If any Event of Default shall have occurred and be continuing, upon the written demand of the Agent, each Grantor shall execute and deliver to the Agent an assignment or assignments of the registered Patents, Trademarks and/or Copyrights and such other documents as are necessary or appropriate to carry out the intent and purposes hereof to the extent such assignment does not result in any loss of rights therein under applicable Law. Within five (5) Business Days of written notice thereafter from Agent, each Grantor shall take commercially-reasonable efforts to make available to Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ on the date of the Event of Default as Agent may reasonably designate to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Grantor under the registered Patents, Trademarks and/or Copyrights, and such Persons shall be available to perform their prior functions on Agent’s behalf
an.Application of Proceeds
. The proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Agent of its remedies shall be applied, together with any other sums then held by the Agent pursuant to this Security Agreement, in accordance with and as set forth in Section 8.03 of the Credit Agreement.
ARTICLE IX.

MISCELLANEOUS
ao.Concerning the Agent.
g.The Agent has been appointed as administrative agent and as collateral agent pursuant to the Credit Agreement. The actions of the Agent hereunder are subject to the provisions of the Credit Agreement. The Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of the Collateral), in accordance with this Security Agreement and the Credit Agreement. The Agent may employ agents and attorneys-in-fact in connection herewith and any liability of Agent hereunder for the negligence or misconduct of any such agents or attorneys-in-fact shall be limited as set forth in the Credit Agreement. The Agent may resign and a successor Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Agent by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Agent under this Security Agreement, and the retiring Agent shall thereupon be discharged from its duties and obligations under this Security Agreement. After any such retiring Agent’s resignation, the

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provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Security Agreement while it was the Agent.
h.The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Agent nor any of the other Credit Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Agent or any other Credit Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
i.The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Security Agreement and its duties hereunder, upon advice of counsel selected by it.
j.If any item of Collateral also constitutes collateral granted to the Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the provisions contained in this Security Agreement shall control.
ap.Agent May Perform; Agent Appointed Attorney-in-Fact
. If any Grantor shall fail to perform any covenants contained in this Security Agreement or in the Credit Agreement and within five (5) Business Days after the Agent has requested that it do so (including, without limitation, such Grantor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay Claims, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any other obligations of such Grantor with respect to any Collateral) or if any warranty on the part of any Grantor contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation which such Grantor fails to pay or perform as and when required hereby. Any and all amounts so expended by the Agent shall be paid by the Grantors in accordance with the provisions of SECTION 9.3 hereof. Neither the provisions of this SECTION 9.2 nor any action taken by the Agent pursuant to the provisions of this SECTION 9.2 shall prevent any such failure to observe any covenant contained in this Security Agreement nor any breach of warranty from constituting an Event of Default. Each Grantor hereby appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time after the occurrence and during the continuance of an Event of Default in the Agent’s reasonable discretion to take any action and to execute any instrument in respect of the Collateral and consistent with the terms of the Credit Agreement and the other Security

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Documents which the Agent may deem reasonably necessary to accomplish the purposes hereof. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.
aq.Expenses
. Each Grantor will comply with the provisions of Section 10.04(a) of the Credit Agreement.
ar.Continuing Security Interest; Assignment
. This Security Agreement shall create a continuing security interest in the Collateral and shall (i) be binding upon the Grantors, their respective successors and permitted assigns, and (ii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the other Credit Parties and each of their respective successors, transferees and permitted assigns. No other Persons (including, without limitation, any other creditor of any Grantor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Credit Party may assign or otherwise transfer any indebtedness held by it secured by this Security Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Credit Party, herein or otherwise, subject, however, to the provisions of the Credit Agreement.
as.Termination; Release.
i.This Security Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted or otherwise held by Agent (for the benefit of itself and the other Credit Parties) shall automatically terminate without further action on the part of any Person, when (i) the Commitments shall have expired or been terminated and the L/C Issuer has no further obligation to issue Letters of Credit (as defined in the Credit Agreement) under the Credit Agreement, (ii) the principal of and interest on each Loan and all fees and other Secured Obligations shall have been paid in full in cash, and (iii) all Letters of Credit (as defined in the Credit Agreement) shall have (A) expired or terminated and have been reduced to zero, (B) been Cash Collateralized to the extent required by the Credit Agreement, or (C) been supported by another letter of credit in a manner reasonably satisfactory to the L/C Issuer and the Agent, provided, however, that (A) this Security Agreement, the Lien in favor of the Agent (for the benefit of itself and the other Credit Parties) and all other security interests granted hereby shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Credit Party or any Grantor upon the bankruptcy or reorganization of any Grantor or otherwise, and (B) in connection with the termination of this Security Agreement, the Agent may require such indemnities and collateral security as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Secured Obligations that may subsequently be reversed or revoked, (y) any obligations that may thereafter arise with respect to the Other Liabilities, and (z) any Secured Obligations that may thereafter arise under Section 10.04 of the Credit Agreement.

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ii.The Collateral shall be automatically released from the Lien of this Security Agreement in accordance with the provisions of this Security Agreement and the Credit Agreement. Upon termination hereof or any release of Collateral in accordance with the provisions of this Security Agreement and the Credit Agreement, the Agent shall promptly, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors or their designees, against receipt and without recourse to or warranty by the Agent, such of the Collateral or other property to be released (in the case of a release) or all of the Collateral (in the case of termination of this Security Agreement) that has been delivered to the Agent pursuant to the terms hereof and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral or property, proper documents and instruments (including authorization to file UCC3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral or property, as the case may be.
iii.At any time that the respective Grantor desires that the Agent take any action described in clause (b) of this SECTION 9.5, such Grantor shall, upon request of the Agent, deliver to the Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to clause (a) or (b) of this SECTION 9.5. The Agent shall have no liability whatsoever to any other Credit Party as the result of any release of Collateral by it as permitted (or which the Agent in good faith believes to be permitted) by this SECTION 9.5.
at.Modification in Writing
. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Grantor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement.
au.Notices
. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 10.02 of the Credit Agreement. Any notice delivered to the Lead Borrower shall be deemed to have been delivered to all of the Grantors.
av.GOVERNING LAW
. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
aw.CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
iv.EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF

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NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY CREDIT PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
v.EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
vi.EACH GRANTOR AGREES THAT ANY ACTION COMMENCED BY ANY GRANTOR ASSERTING ANY CLAIM OR COUNTERCLAIM ARISING UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT SOLELY IN A COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR ANY FEDERAL COURT SITTING THEREIN AS THE AGENT MAY ELECT IN ITS SOLE DISCRETION AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS WITH RESPECT TO ANY SUCH ACTION.
vii.EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
viii.EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

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ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
ax.Severability of Provisions
. If any provision of this Security Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
ay.Execution in Counterparts; Effectiveness
. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Security Agreement.
az.Reserved.

ba.Reserved.
bb.No
Release
. Nothing set forth in this Security Agreement shall relieve any Grantor from the performance of any term, covenant, condition or agreement on such Grantor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Agent or any other Credit Party to perform or observe any such term, covenant, condition or agreement on

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such Grantor’s part to be so performed or observed or shall impose any liability on the Agent or any other Credit Party for any act or omission on the part of such Grantor relating thereto or for any breach of any representation or warranty on the part of such Grantor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith. The obligations of each Grantor contained in this SECTION 9.14 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.
bc.Obligations Absolute
. All obligations of each Grantor hereunder shall be absolute and unconditional irrespective of:
8.any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor;
9.any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
10.any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;
11.any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
12.any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of SECTION 9.6 hereof; or
13.any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Grantor (other than the termination of this Security Agreement in accordance with SECTION 9.5(a) hereof) on the release of such Grantor in accordance with the provisions of the Credit Agreement.
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IN WITNESS WHEREOF, the Grantors and the Agent have caused this Security Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.
GRANTORS:    WORLD OF JEANS & TOPS, as a Borrower
By:     /s/ Michael L. Henry
Name: Michael L. Henry
Title:    Executive Vice President and Chief
Financial Officer

TILLY’S, INC., as a Guarantor
By:     /s/ Michael L. Henry
Name: Michael L. Henry
Title:    Executive Vice President and Chief
Financial Officer

Signature Page to Security Agreement

AGENT:    WELLS FARGO BANK, NATIONAL ASSOCIATION

By:     /s/ Cory Loftus
Name: Cory Loftus
Its Authorized Signatory

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EXHIBIT 1
[Form of]

SECURITIES PLEDGE AMENDMENT
This Securities Pledge Amendment, dated as of _________, is delivered pursuant to SECTION 5.1 of that certain Security Agreement dated as of November 9, 2020 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), made by (i) WORLD OF JEANS & TOPS, having an office at 10 Whatney, Irvine, California 92618, as lead borrower for itself and the other Borrowers (the “Lead Borrower”), (ii) THE BORROWERS party thereto from time to time (together with the Lead Borrower, the “Borrowers), and (iii) THE GUARANTORS party thereto from time to time (the “Guarantors”), as pledgors, assignors and debtors (the Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Grantors,” and each, a “Grantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, having an office at 125 High Street, 11th Floor, Boston, Massachusetts 02110, in its capacities as administrative agent and collateral agent for the Credit Parties, as pledgee, assignee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). The undersigned hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Interests and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Collateral, subject to the provisions of the Security Agreement and the other Loan Documents, and shall secure all Secured Obligations.

PLEDGED Interests

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ISSUER	CLASS OF STOCK OR INTERESTS	PAR VALUE	CERTIFICATE NO(S).	NUMBER OF SHARES OR INTERESTS	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER

INTERCOMPANY NOTES

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ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE

[    ],
as Grantor
By:
Name:
Title:
AGREED TO AND ACCEPTED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
    Name:
    Title:

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